Exhibit 99.1

CervoMed to Provide Neflamapimod Clinical Program Update and Participate in a Panel on Biomarkers at 2026 Lewy Body Dementia Association Annual Meeting

Update will include new MRI analyses from the Phase 2b RewinD-LB clinical trial, status of global regulatory discussions, and finalized Phase 3 trial design

Additional data from MRI analyses will also be featured at 2026 American Academy of Neurology Annual Meeting later this month; findings demonstrate neflamapimod’s potential positive impact on basal forebrain atrophy and functional connectivity

Dementia with Lewy bodies (DLB) is the second most common progressive dementia, affecting millions worldwide, and has no approved treatments in the United States or European Union

BOSTON, April 7, 2026 — CervoMed Inc. (NASDAQ: CRVO) (CervoMed or the Company), a clinical-stage biotechnology company developing treatments for age-related brain disorders, will present key aspects of its neflamapimod clinical program today at the 2026 Lewy Body Dementia Association Annual Meeting in Atlanta, GA, including updates on the program’s clinical findings, global regulatory alignment, and finalized Phase 3 trial design in DLB.

“We’re excited to share our progress across critical aspects of the neflamapimod program with the DLB community, including our alignment with global regulatory authorities on the planned neflamapimod Phase 3 trial, completion of the study’s design, and new encouraging analyses from the Phase 2 program,” said Matthew Winton, Ph.D., Chief Commercial and Business Officer of CervoMed. “The opportunity to potentially bring the first approved DLB treatment to patients and their families inspires us every day, and we look forward to working with the DLB community as we move forward with our planned Phase 3 trial.”

"In the absence of Alzheimer's disease (AD) co-pathology, disease expression and progression in DLB is largely driven by synaptic dysfunction, rather than neurodegeneration and neuronal loss, as is the case in AD, particularly AD dementia", said John J. Alam, MD, Chief Executive Officer of CervoMed, who is participating in an expert panel discussion on use of biomarkers in DLB clinical trials. "As a result, a blood biomarker such as plasma glial fibrillary acidic protein (GFAP), that tracks with synaptic dysfunction, is the first blood biomarker that is elevated in the DLB disease course and correlates well with cognitive decline and clinical progression in patients. In our clinical studies, plasma GFAP also is responsive to neflamapimod treatment and that response is correlated to the clinical outcome assessed by the dementia severity measure Clinical Dementia Rating Sum of Boxes test".

The clinical update from Dr. Winton will include new findings from an analysis of structural and functional MRI exams from patients in the Phase 2b RewinD-LB clinical trial, which evaluated the impact of neflamapimod treatment on basal forebrain atrophy – a structural change that has been correlated with cognitive decline in DLB in natural history studies. The analysis provides preliminary evidence that neflamapimod may reduce basal forebrain atrophy in DLB, supports MRI as a tool to assess treatment effects in future DLB studies, and reinforces the potential of neflamapimod to slow disease progression by acting on the underlying disease biology.

Additional data from this first ever MRI analysis of DLB patients treated with neflamapimod will be presented later this month in a poster session at the 2026 American Academy of Neurology Annual Meeting in Chicago, IL, on Wednesday, April 22, 2026.

About Neflamapimod
Neflamapimod is an investigational, orally administered small-molecule drug that readily crosses the blood-brain barrier and selectively inhibits the alpha isoform of p38 MAP kinase, a key driver of neuroinflammation and synaptic dysfunction. By targeting the critical disease processes underlying degenerative disorders of the brain, neflamapimod has the potential to reverse synaptic dysfunction, improve neuron health, and slow or prevent disease progression. Neflamapimod is currently in clinical development for the treatment of DLB, recovery after ischemic stroke, and primary progressive aphasia.

In non-clinical studies, neflamapimod restored synaptic function within the basal forebrain cholinergic system, the brain region most affected in DLB. Across Phase 1 and 2 clinical trials involving more than 800 participants, the drug has been generally well tolerated and demonstrated consistent signals of efficacy. In the 91-patient Phase 2a AscenD-LB trial, neflamapimod significantly improved dementia severity and functional mobility in patients with DLB. Results from the 159-patient Phase 2b RewinD-LB trial, a 16-week randomized, double-blind, placebo-controlled trial followed by a 32-week open-label extension, further supported neflamapimod’s potential to deliver meaningful clinical benefit, improving both cognitive and functional outcomes and showing a positive effect on a key blood biomarker of neurodegeneration during the extension phase. Across both studies, the greatest benefits were observed in patients without AD co-pathology. Collectively, these findings underscore the therapeutic promise and scientific validity of neflamapimod as a potential treatment for DLB and other degenerative brain disorders.

About CervoMed

CervoMed is a clinical-stage company developing treatments for age-related brain disorders. Its lead drug candidate, neflamapimod, is an oral small molecule targeting critical disease processes underlying degenerative disorders of the brain by inhibiting a key enzyme involved in neuroinflammation and neurodegeneration. CervoMed’s recently completed Phase 2b RewinD-LB trial evaluated neflamapimod in patients with DLB, enriched for those without AD co-pathology. The Company plans to initiate a global, pivotal Phase 3 trial in patients with DLB, enriched for those without AD co-pathology, in the second half of 2026, subject to available funding.

Forward-Looking Statements
This press release includes express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding the intentions, plans, beliefs, expectations or forecasts for the future of the Company, including, but not limited to: the therapeutic potential of neflamapimod in DLB or any other indication, including the degree of sustainability of any therapeutic effects and whether such effects, if any, will be observable through an MRI exam; the anticipated presentation of analyses and information related to neflamapimod; the Company’s need to acquire sufficient funding, including funding for its planned Phase 3 trial in DLB patients without AD co-pathology; the anticipated timing and achievement of clinical and development milestones, including the Company’s initiation of the Company’s planned Phase 3 trial in DLB patients without AD co-pathology and the announcement of any data therefrom; any other expected or implied benefits or results, including the extent (if any) to which neflamapimod may demonstrate efficacy or other clinical or biomarker improvements in patients; and the Company’s need to acquire sufficient funding, including funding for its planned Phase 3 trial. Terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “aims,” “seeks,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential,” “target,” “project,” “contemplate,” “predict,” “forecast,” “continue,” or other words that convey uncertainty of future events or outcomes (including the negative of these terms) may identify these forward-looking statements. Although there is believed to be reasonable basis for each forward-looking statement contained herein, forward-looking statements by their nature involve risks and uncertainties, known and unknown, many of which are beyond the Company’s control and, as a result, actual results could differ materially from those expressed or implied in any forward-looking statement. Particular risks and uncertainties include, among other things, those related to: the Company’s available cash resources, the availability of additional funds on acceptable terms, and the Company’s ability to continue as a going concern; the results of the Company’s clinical trials, including RewinD-LB; the likelihood and timing of any regulatory approval of neflamapimod or the nature of any feedback the Company may receive from the FDA; the ability to implement business plans, forecasts, and other expectations in the future; general economic, political, business, industry, and market conditions, inflationary pressures, and geopolitical conflicts; and the other factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (SEC) on March 13, 2026, and other filings that the Company may file from time to time with the SEC. Any forward-looking statements in this press release speak only as of the date hereof (or such earlier date as may be identified). The Company does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date of this press release, except to the extent required by law.

Contacts

Media:
Biongage Communications

lisa.guiterman@gmail.com

202-330-3431

Investor Relations:
Argot Partners
cervomed@argotpartners.com
212-600-1902